                                                                    EXHIBIT 12.1

                    LANIER WORLDWIDE, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                     (Thousands of Dollars, Except Ratios)

                                                  YEAR ENDED               THREE QUARTERS ENDED
                                       --------------------------------    --------------------
                                       JULY 3,     JUNE 27,    JUNE 30,    APRIL 2,    APRIL 3,
                                         1998        1998        1996        1999        1998
                                       --------    --------    --------    --------    --------
EARNINGS:
Net Income...........................  $ 62,797    $ 63,699    $ 57,272    $ 52,702    $48,098
Plus: Income Taxes...................    36,604      38,208      33,331      29,384     28,452
  Fixed Charges......................    21,861      19,856      20,371      25,986     14,781
                                       --------    --------    --------    --------    -------
                                       $121,262    $121,763    $110,974    $108,072    $91,331
                                       ========    ========    ========    ========    =======
FIXED CHARGES:
Interest expense.....................  $  8,236    $  8,797    $ 11,010    $ 15,767    $ 6,487
Plus: Portion of Rents Deemed
  Representative of the Interest
  Factor.............................    13,625      11,059       9,361      10,219      8,294
                                       --------    --------    --------    --------    -------
                                       $ 21,861    $ 19,856    $ 20,371    $ 25,986    $14,781
                                       ========    ========    ========    ========    =======
RATIO OF EARNINGS TO FIXED CHARGES...      5.55        6.13        5.45        4.16       6.18
                                       ========    ========    ========    ========    =======